Exhibit 99.2

Corteva Announces Executive Leadership Team of its

Future Crop Protection Company

Indianapolis, Ind., April 14, 2026 – Corteva Inc. (NYSE: CTVA) announced today the executive leadership team that will lead “New Corteva,” the publicly-traded, differentiated crop protection company resulting from the current company’s planned separation in the fourth quarter of 2026. This follows an earlier announcement naming Luke Kissam, former Albemarle Chairman, President and CEO, as the New Corteva CEO. Luke will join the current company on June 1.

New Corteva will be innovation-driven in both its product portfolio and its operating model, leveraging its technological leadership to deliver for farmers while also running an asset-light, efficient business. The company intends to make targeted investments to support growth and leverage its first-mover advantage in nature-inspired technologies to pursue opportunities promising attractive returns in markets that reward differentiation.

“The business that will become Corteva after separation, later this year, will lead a critical industry from a position of strength,” said Corteva Chair Greg Page, who will also chair New Corteva after separation. “I look forward to working with each of these leaders to drive the new, focused company to even greater heights.”

“New Corteva’s success will be anchored in innovation and sustainability, coupled with a laser focus on enterprise-wide operational excellence, and this team is the right team to help realize its bright future,” said Corteva CEO Chuck Magro. “It is an exciting time for the company, its leaders and their future teams.”

The New Corteva executive leadership team will also assume their roles at separation, which is on track for the fourth quarter of 2026. As follows:

•	Jeff Rudolph will be the company’s chief financial officer.

•	Brook Cunningham will be chief commercial officer.

•	Ralph Ford will be chief integrated operations officer.

•	Reza Rasoulpour will be chief technology officer.

•	Jim Alcombright will be chief digital and information officer.

•	The roles of chief legal officer and chief people officer are open, with internal and external searches underway to fill them.

Robert King, current executive vice president of the Corteva Crop Protection business unit, will, effective July 1, become a strategic advisor to the incoming New Corteva CEO, ensuring a smooth transition through separation for the entire leadership team. Robert will remain on the current Corteva ELT until separation, and after separation, serve on the New Corteva ELT until the end of 2026, after which time he has elected to leave the company to pursue other leadership opportunities.

“I want to thank Robert for his invaluable leadership over the past few years, during which time we solidified our global leadership position in Biologicals, launched more than a thousand products to help farmers protect their yields and delivered financial performance that consistently outperformed the industry,” said Magro. “We wish him the very best in his next chapter.”

Members of New Corteva executive leadership will be hosting an investor day on September 15 at the New York Stock Exchange; details on attendance and participation will be shared in the coming weeks.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “intend,” “will,” “plan,” “may,” “expect,” “see,” and “evaluate” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for New Corteva and SpinCo. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.